HYPRO CORPORATION
                         PROFIT SHARING AND 401(k) TRUST

                (As Amended and Restated Effective March 1, 1992)

                HYPRO CORPORATION PROFIT SHARING AND 401(k) TRUST

                                Table of Contents

                                                                         Page

   PREAMBLE

                                    ARTICLE I
                                     GENERAL

        Sec. 1.1  Name of Trust  . . . . . . . . . . . . . . . . . . . . .  2
        Sec. 1.2  Acceptance of Trust  . . . . . . . . . . . . . . . . . .  2
        Sec. 1.3  Part of Plan . . . . . . . . . . . . . . . . . . . . . .  2
        Sec. 1.4  Certification of Fiduciaries and Administrator . . . . .  2
        Sec. 1.5  Construction and Applicable Law  . . . . . . . . . . . .  2

                                   ARTICLE II
                                   TRUST FUND

        Sec. 2.1  Composition  . . . . . . . . . . . . . . . . . . . . . .  3
        Sec. 2.2  Contributions  . . . . . . . . . . . . . . . . . . . . .  3

                                   ARTICLE III
                                     TRUSTEE

        Sec. 3.1  General Responsibility . . . . . . . . . . . . . . . . .  3
        Sec. 3.2  Powers of Trustee  . . . . . . . . . . . . . . . . . . .  4
        Sec. 3.3  Appointment of Ancillary Trustees  . . . . . . . . . . .  8
        Sec. 3.4  Compensation and Expenses  . . . . . . . . . . . . . . .  8
        Sec. 3.5  Records and Accountings  . . . . . . . . . . . . . . . .  8
        Sec. 3.6  Record Retention . . . . . . . . . . . . . . . . . . . .  9

                                   ARTICLE IV
                                   INVESTMENTS

        Sec. 4.1  General  . . . . . . . . . . . . . . . . . . . . . . . .  9
        Sec. 4.2  Appointment of Investment Adviser as Investment
                  Manager  . . . . . . . . . . . . . . . . . . . . . . . . 11
        Sec. 4.3  Appointment of Insurance Company as Investment
                  Manager  . . . . . . . . . . . . . . . . . . . . . . . . 13
        Sec. 4.4  Directions of a Named Fiduciary  . . . . . . . . . . . . 14
        Sec. 4.5  Investment Funds . . . . . . . . . . . . . . . . . . . . 16
        Sec. 4.6  Purchase of Insurance Policies on Lives of
                  Participants . . . . . . . . . . . . . . . . . . . . . . 17
        Sec. 4.7  Loans to Participants  . . . . . . . . . . . . . . . . . 17

                                    ARTICLE V
                                   CO-TRUSTEES

        Sec. 5.1  Co-trustees  . . . . . . . . . . . . . . . . . . . . . . 17
        Sec. 5.2  Title  . . . . . . . . . . . . . . . . . . . . . . . . . 18
        Sec. 5.3  Responsibility With Respect to Co-trustee  . . . . . . . 18
        Sec. 5.4  Exercise of Powers . . . . . . . . . . . . . . . . . . . 18
        Sec. 5.5  Disability of Co-trustee . . . . . . . . . . . . . . . . 18
        Sec. 5.6  Bonding  . . . . . . . . . . . . . . . . . . . . . . . . 18

                                   ARTICLE VI
                                CHANGE IN TRUSTEE

        Sec. 6.1  Resignation  . . . . . . . . . . . . . . . . . . . . . . 19
        Sec. 6.2  Removal  . . . . . . . . . . . . . . . . . . . . . . . . 19
        Sec. 6.3  Successor  . . . . . . . . . . . . . . . . . . . . . . . 19
        Sec. 6.4  Duties on Succession . . . . . . . . . . . . . . . . . . 19
        Sec. 6.5  Changes in Organization of Trustee . . . . . . . . . . . 19

                                   ARTICLE VII
                                  MISCELLANEOUS

        Sec. 7.1  Benefits May Not Be Assigned or Alienated  . . . . . . . 20
        Sec. 7.2  Incompetent Payee  . . . . . . . . . . . . . . . . . . . 20
        Sec. 7.3  Evidence . . . . . . . . . . . . . . . . . . . . . . . . 20
        Sec. 7.4  Dealings of Others With Trustee  . . . . . . . . . . . . 20
        Sec. 7.5  Insurance Company Not Party  . . . . . . . . . . . . . . 20
        Sec. 7.6  Audits . . . . . . . . . . . . . . . . . . . . . . . . . 21
        Sec. 7.7  Trustee Warranty Against Conviction  . . . . . . . . . . 21
        Sec. 7.8  Successors . . . . . . . . . . . . . . . . . . . . . . . 21
        Sec. 7.9  Waiver of Note . . . . . . . . . . . . . . . . . . . . . 21
        Sec. 7.10 Headings . . . . . . . . . . . . . . . . . . . . . . . . 21
        Sec. 7.11 Use of Compounds of Word "Here"  . . . . . . . . . . . . 21
        Sec. 7.12 Construed as a Whole . . . . . . . . . . . . . . . . . . 21
        Sec. 7.13 Counterparts . . . . . . . . . . . . . . . . . . . . . . 21


                                  ARTICLE VIII
                            AMENDMENT AND TERMINATION

        Sec. 8.1  No Diversion . . . . . . . . . . . . . . . . . . . . . . 22
        Sec. 8.2  Amendment  . . . . . . . . . . . . . . . . . . . . . . . 22
        Sec. 8.3  Termination of Plan  . . . . . . . . . . . . . . . . . . 23
        Sec. 8.4  Transfer to Other Funding Agency . . . . . . . . . . . . 23

                                HYPRO CORPORATION
                         PROFIT SHARING AND 401(k) TRUST

             THIS TRUST AGREEMENT, made and entered into as of the 1st day of March, 1992, by and between HYPRO CORPORATION, a Delaware corporation, hereinafter sometimes referred to as the "Company", and AMERICAN NATIONAL BANK AND TRUST COMPANY, as trustee, hereinafter sometimes referred to as the "Trustee";


                              W I T N E S S E T H :

             WHEREAS, the Company is currently the sponsor of the following defined contribution retirement plans:

             1. The Hypro Corporation Profit Sharing Plan (formerly named the Hypro Division/Lear Siegler, Inc. Profit Sharing
        Plan), which was originally established effective January 31, 1956, and which is currently funded through the Hypro Corporation Profit Sharing Trust pursuant to an agreement dated May 4, 1989.

             2. The Hypro Corporation Sherwood Plant Profit Sharing Plan, which was established effective January 5, 1989, and which is also currently funded through the Hypro Corporation Profit Sharing Trust.

             3. The Hypro Corporation 401(k) Plan, which was established effective January 1, 1991 and which is currently funded through the Hypro Corporation 401(k) Trust pursuant to an agreement dated December 6, 1990; and

             WHEREAS, The Northern Trust Company is the currently acting Trustee with respect to both trusts; and

             WHEREAS, the Company intends to merge the three plans into a single plan; and

             WHEREAS, in anticipation of the merger of the plans, the Company desires to merge the two trusts into a single trust and to appoint American National Bank and Trust Company as successor Trustee with respect to the merged trust; and

             WHEREAS, for purposes of this document, the term "Plan" shall refer collectively to the three separate plans prior to their merger, and shall thereafter refer to the merged plan;

             NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties agree as follows:


                                    ARTICLE I
                                     GENERAL

             Sec. 1.1 Name of Trust. This Trust Agreement and the Trust hereby evidenced shall be known as the "Hypro Corporation Profit Sharing and 401(k) Trust" (herein sometimes referred to as the "Trust").

             Sec. 1.2 Acceptance of Trust. The Trustee accepts its appointment as such.

             Sec. 1.3 Part of Plan. This Trust forms a part of the Plan, and is used to fund benefits thereunder. The Company warrants that it has furnished the Trustee with a true and correct copy of the Plan as currently in effect. The Company agrees that promptly upon the adoption of any amendment to the Plan it will furnish the Trustee with a copy of the amendment and with an appropriate certificate evidencing its due adoption. The Company further agrees that no amendment of the Plan shall have the effect of changing the rights, duties and liabilities of the Trustee without its written consent. The Trustee may rely on the latest Plan documents furnished it as above provided without further inquiry or verification. Prior to the merger of the three separate plans to form a single plan, the Trustee shall maintain separate records of the portion of the Trust allocable to each plan.

             Sec. 1.4 Certification of Fiduciaries and Administrator. The Company will certify to the Trustee the name of the person or persons who have authority on behalf of the Company to direct the Trustee as to disbursements from the Trust Fund for purposes of the Plan and the name of the person or persons who have authority on behalf of the Company to communicate with the Trustee with respect to any other matter or matters relating to the Trust Fund. The Trustee shall recognize the Company as the administrator of the Plan within the meaning of the Employee Retirement Income Security Act unless and until receipt from the Company of a certification evidencing the appointment of some other person or persons as said administrator. The Company shall provide the Trustee with a specimen signature of each of the persons referred to above. Action by the Company will be certified by the Secretary or an Assistant Secretary of the Company (or by an appropriate managing official if the Company is not incorporated). The Trustee may rely on the latest relevant certificate without further inquiry or verification.

             Sec. 1.5 Construction and Applicable Law. This Trust is intended to constitute a qualified trust under section 401(a) of the Internal Revenue Code and to be entitled to tax exemption under section 501(a) thereof. The Trustee may assume, until advised to the contrary, that the Trust is so qualified and is entitled to said tax exemption. It is also intended that this Trust be in full compliance with applicable requirements of the Employee Retirement Income Security Act. This Trust Agreement shall be construed and administered consistent with said intent. It shall also be construed and administered according to the laws of the State of Minnesota to the extent that such laws are not preempted by the laws of the United States of America; and all controversies, disputes and claims arising hereunder shall be submitted to the United States District Court for the District of Minnesota. All references herein to the "Internal Revenue Code" or "Code" are to the Internal Revenue Code of 1954 as from time to time amended. All references herein to the "Employee Retirement Income Security Act" or "ERISA" are to the Employee Retirement Income Security Act of 1974 as from time to time amended.


                                   ARTICLE II
                                   TRUST FUND

             Sec. 2.1 Composition. All sums of money and all securities and other property acceptable to the Trustee and received by it to be held in trust hereunder, as evidenced by its receipts, from whatever source received, together with all investments made therewith, the proceeds thereof, and all earnings and accumulations thereon, and the part thereof from time to time remaining, shall be held and administered by the Trustee, in trust, in a fund referred to herein as the "Trust Fund", in accordance with the terms and provisions hereof. The Trust Fund shall be held, administered and disbursed by the Trustee without distinction between principal and income.

             Sec. 2.2 Contributions. The Trustee shall have no duty to require any contributions to be made to it, to determine that the contributions received by it comply with the provisions of the Plan or with any resolution of the governing body of the Company providing therefor, or to collect any contributions payable to it pursuant to the Plan. The responsibility of the Trustee shall be limited to the sums of money, securities and other property actually received by it.


                                   ARTICLE III
                                     TRUSTEE

             Sec. 3.1 General Responsibility. The general responsibilities of the Trustee shall be as follows:

             (a) Except as expressly otherwise provided herein or in the Plan, the Trustee shall have exclusive authority and discretion to manage and control the assets of the Plan held in the Trust Fund.

             (b) The Trustee shall hold, administer, invest and reinvest, and disburse the Trust Fund in accordance with the powers and subject to the restrictions stated herein; provided, however, nothing in this Agreement shall require the Trustee to maintain custody of assets held through a broker held securities account or to maintain custody of mutual fund shares.

             (c) The Trustee shall disburse monies and other properties from the Trust Fund on direction of the Company pursuant to the provisions of the Plan at the time or times to the payee or payees specified by the Company in directions to the Trustee in such form as the Trustee may reasonably require. The Trustee shall be under no liability for any distribution made by it pursuant to such directions and shall be under no duty to make inquiry as to whether any distribution made by it pursuant to any such direction is made pursuant to the provisions of the Plan. The receipt of the payee shall constitute a full acquittance to the Trustee.

             (d) The Trustee shall have the responsibilities, if any, expressly allocated to it by the Plan. Except as responsibilities may be expressly so allocated, the Trustee in its capacity as such shall have no responsibility or authority with respect to the operation and administration of the Plan, and the rights, powers and duties of the Trustee shall be governed solely by the terms of this Trust Agreement without reference to the provisions of the Plan.

             Sec. 3.2 Powers of Trustee. The Trustee shall have the right, power and authority to take any action and to enter into and carry out every agreement with respect to the Trust Fund that may be necessary or advisable to discharge its responsibilities hereunder, and without limiting the generality of the foregoing and in addition to all other powers and authorities herein elsewhere specifically granted to the Trustee, the Trustee shall have the following powers and authorities to be exercised in its absolute discretion, except as otherwise expressly provided herein:

             (a) To hold securities and other properties in bearer form or in the name of a nominee or nominees without disclosing any fiduciary relationship; provided, however, that on the books and records of the Trustee such securities and properties shall constantly be shown to be a part of the Trust Fund, and no such registration or holding by the Trustee shall relieve it from liability for the safe custody and proper disposition of such securities and properties in accordance with the terms and provisions hereof.

             (b) To sell, grant options to buy, transfer, assign, convey, exchange, mortgage, pledge, lease or otherwise dispose of any of the properties comprising the Trust Fund at such prices and on such terms and in such manner as it may deem proper, and for terms within or extending beyond the duration of the Trust.

             (c) To purchase, acquire, hold, manage, administer, operate, lease for any number of years, regardless of any restrictions on leases made by fiduciaries, develop, improve, repair, alter, demolish, mortgage, pledge, grant options with respect to, or otherwise deal with any real property or interest therein at any time held by it; and to cause to be formed a corporation or trust to hold title to any such real property with the aforesaid powers, all upon such terms and conditions as may be deemed advisable.

             (d) To renew or extend or participate in the renewal or extension of any note, bond or other evidence of indebtedness, or any other contract or lease, or to exchange the same, or to agree to a reduction in the rate of interest or rent thereon or to any other modification or change in the terms thereof, or of the security therefor, or any guaranty thereof, in any manner and to any extent that it may deem advisable in its absolute discretion; to waive any default, whether in the performance of any covenant or condition of any such note, bond or other evidence of indebtedness, or any other contract or lease, or of the security therefor, and to carry the same past due or to enforce any such default as it may in its absolute discretion deem advisable; to exercise and enforce any and all rights to foreclose, to bid in property on foreclosure; to exercise and enforce in any action, suit, or proceeding at law or in equity any rights or remedies in respect to any such note, bond or other evidence of indebtedness, or any other contract or lease, or the security therefor; to pay, compromise and discharge with the funds of the Trust Fund any and all liens, charges or encumbrances upon the same, in its absolute discretion, and to make, execute and deliver any and all instruments, contracts or agreements necessary or proper for the accomplishment of any of the foregoing powers.

             (e) To borrow such sums of money for the benefit of the Trust Fund from any lender upon such terms, for such period of time, at such rates of interest, and upon giving such collateral as it may determine; to secure any loan so made by pledge or mortgage of the trust property; and to renew existing loans.

             (f) To use the assets of the Trust Fund, whether principal or income, for the purpose of improving, maintaining or protecting property acquired by the Trust Fund, and to pay, compromise and discharge with the assets of the Trust Fund any and all liens, charges or encumbrances at any time upon the same.

             (g) To hold uninvested such cash funds as may appear reasonably necessary to meet the anticipated cash requirements of the Plan from time to time and to deposit the same or any part thereof, either separately or together with other trust funds under the control of the Trustee, in its own deposit department or to deposit the same in its name as Trustee in such other depositories as it may select.

             (h) To receive, collect and give receipts for every item of income or principal of the Trust Fund.

             (i) To institute, prosecute, maintain or defend any proceeding at law or in equity concerning the Trust Fund or the assets thereof, at the sole cost and expense of the Trust Fund, and to compromise, settle and adjust any claims and liabilities asserted against or in favor of the Trust Fund or of the Trustee; but the Trustee shall be under no duty or obligation to institute, maintain or defend any action, suit or other legal proceeding unless it shall have been indemnified to its satisfaction against any and all loss, cost, expense and liability it may sustain or anticipate by reason thereof.

             (j) To vote all stocks and to exercise all rights incident to the ownership of stocks, bonds or other securities or properties held in the Trust Fund and to issue proxies to vote such stocks; to enter into voting trusts for such period and upon such terms as it may determine; to give general or special proxies or powers of attorney, with or without substitution; to sell or exercise any and all subscription rights and conversion privileges; to sell or retain any and all stock dividends, to oppose, consent to, or join in any plan of reorganization, readjustment, merger or consolidation in respect to any corporation whose stocks, bonds, or other securities are a part of the Trust Fund, including becoming a member of any stockholders' or bondholders' committee; to accept and hold any new securities issued pursuant to any plan of reorganization, readjustment, merger, consolidation or liquidation; to pay any assessments on stocks or securities or to relinquish the same; and to otherwise exercise any and all rights and powers to deal in and with the securities and properties held in the Trust Fund in the same manner and to the same extent as any individual owner and holder thereof might do.

             (k) To make application for any contract (including but not limited to a group annuity contract) issued by an insurance company to be purchased under the Plan, to accept and hold any such contract, and to assign and deliver any such contract. Any such contract may provide for the allocation of amounts received by the insurance company thereunder to its general account and/or to one or more of its separate accounts. Such separate accounts may include separate accounts maintained for the collective investment of assets of qualified retirement plans and may be invested and reinvested, without distinction between principal and income, in securities as defined in the Employee Retirement Income Security Act and other property, or part interest (including any partnership interest) in property, real or personal, foreign or domestic, and any rights, warrants and options to acquire any of the foregoing. The Company may appoint the insurance company as investment manager pursuant to Sec. 4.3. The insurance company shall have exclusive responsibility for the investment and management of any amounts held under such contract, subject to the right of the Trustee or the Company to specify how amounts held under the Contract are to be allocated among the accounts provided for in the contract. The insurance company shall have all of the powers with respect to assets of the Plan held under a contract as the Trustee has with respect to the assets of the Trust Fund.

             (l) To employ such agents, experts, counsel and other persons (any of whom may also be employed by or represent the Company) deemed by the Trustee to be necessary or proper for the administration of the Trust; to rely and act on information and advice furnished by such agents, experts, counsel and other persons; and to pay their reasonable expenses and compensation for services to the Trust from the Trust Fund.

             (m) To pay out of the Trust Fund all real and personal property taxes, income taxes, and other taxes of any and all kinds levied or assessed under existing or future laws against the Trust Fund, without any approval or direction of the Company.

             (n) To pay any estate, inheritance, income or other tax, charge or assessment attributable to any benefit which, in the Trustee's opinion, it shall be or may be required to pay out of such benefit; and to require, before making any payment, such release or other document from any taxing authority and such indemnity from the intended payee as the Trustee shall deem necessary for its protection.

             (o) To retain any funds or property subject to any dispute without liability for the payment of interest, and to decline to make payment or delivery thereof until final adjudication is made by a court of competent jurisdiction.

             (p) To provide ancillary services to the Trust for not more than reasonable compensation.

             (q) To serve not only as Trustee but also in any other fiduciary capacity with respect to the Plan pursuant to such agreements or practices as the Trustee considers necessary or appropriate under the circumstances.

             (r) To participate in and use the Federal Book-entry Account System (a service provided by the Federal Reserve Bank for its member banks for deposit of Treasury securities).

             (s) To make, execute, acknowledge and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers herein granted to the Trustee.

             (t) To bring action before any court of competent jurisdiction for instructions with respect to any matter pertaining to the interpretation of this Trust Agreement or the administration of the Trust Fund.

             (u) To invest in time deposit open accounts, certificates of deposit or similar investments which are maintained by the Trustee, an affiliate of the Trustee or another institution.

             Sec. 3.3 Appointment of Ancillary Trustees. In the event that any property which is or may become a part of the Trust Fund is situated in a state or states in which any Trustee acting hereunder is prohibited from holding real estate as Trustee, or in a foreign country, the Trustee is hereby empowered to name an individual or corporate trustee qualified to act in any such state or foreign country in connection with the property situated therein as ancillary trustee of such property and require such security as may be designated by the Trustee. Naming of such ancillary trustee shall be subject to formal appointment thereof by the Company. Any ancillary trustee so appointed shall have such rights, powers, discretions, responsibilities and duties as are delegated to it by the Trustee, but shall exercise and discharge the same subject to such limitations or directions of the Trustee as shall be specified in the instrument evidencing the appointment. Any such ancillary trustee shall be answerable to the Trustee for all monies, assets, or other property entrusted to it or received by it in connection with the administration of the Trust. The Trustee may remove any such ancillary trustee and may appoint a successor at any time or from time to time as to any or all of the assets, in each case subject to formal appointment of the successor by the Company. Any instrument designating an ancillary trustee may contain such provisions with respect to payment of income and principal to the Trust, payment of expenses with respect to ancillary trust property, termination of the ancillary trust, and administrative powers of the ancillary trustee as the Trustee hereunder, in the exercise of its discretion, may deem appropriate and consistent with the provisions of this Trust Agreement.

             Sec. 3.4 Compensation and Expenses. The Trustee shall be entitled to receive such reasonable compensation for its services as Trustee or in any other capacity in connection with the Plan as may be agreed upon with the Company. The Trustee shall be entitled to reinvestment for all reasonable and necessary costs, expenses, and disbursements incurred by it in the performance of such services. Such compensation and reimbursements shall be paid from the Trust Fund if not paid directly by the Company, and shall constitute a lien upon the Trust Fund until paid.

             Sec. 3.5 Records and Accountings. The Trustee shall keep accurate and detailed records and accounts of all investments, receipts and disbursements, and other transactions hereunder, and all records, books and accounts relating thereto shall be open to inspection by any person designated by the Company at all reasonable times. As soon as reasonably practicable following the close of each annual accounting period of the Trust, and as soon as reasonably practicable after the resignation or removal of a Trustee has become effective, the Trustee shall file with the Company and with the Plan administrator a written account setting forth all investments, receipts, disbursements and other transactions effected by it during such year, or during the part of the year to the date the resignation or removal is effective, as the case may be, and containing a description of all securities purchased and sold, the cost or net proceeds of sale, the securities and investments held at the end of such period, and the cost of each item thereof as carried on the books of the Trustee. The accounting shall also furnish the Company and the Plan administrator such other information as the Trustee may possess and as may be necessary for them to comply with the reporting requirements of the Employee Retirement Income Security Act. If the fair market value of an asset in the Trust Fund is not available, when necessary for accounting or reporting purposes the fair value of the asset shall be determined in good faith by the Trustee, assuming an orderly liquidation at the time of such determination. If there is a disagreement between the Trustee and anyone as to any act or transaction reported in an accounting, the Trustee shall have the right to have its account settled by a court of competent jurisdiction.

             Sec. 3.6 Record Retention. The Trustee shall retain its records relating to the Trust as long as necessary for the proper administration thereof and at least for any period required by the Employee Retirement Income Security Act or other applicable law.

                                   ARTICLE IV
                                   INVESTMENTS

             Sec. 4.1 General. Except as otherwise expressly provided in the Plan and in this Trust, the Trustee shall have exclusive authority and discretion to invest and reinvest the principal and income of the Trust in real or personal property of any kind and shall do so with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. Except as limited by any investment policy established pursuant to the Plan with respect to various investments, the Trustee shall diversify the investments of the Trust so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so. The Trustee shall not be limited by the laws of any state proscribing or limiting the investment of trust funds by corporate or individual trustees in or to certain kinds, types or classes or investments or limiting the value or proportion of the trust assets that may be invested in any one property or kind, type, or class of investment. Investments and reinvestments shall be subject to the above standard, and without limiting the generality of the foregoing, shall also be subject to the following:

             (a) Investments shall be as consistent as reasonably possible with any funding policy communicated to the Trustee in writing by the Company pursuant to the Plan. The Trustee may rely on the latest such communication received by it without further inquiry or verification.

             (b) The Trustee may invest and reinvest principal and income of the Trust in common, preferred, and other stocks of any corporation; voting trust certificates; interests in investment trusts, including, without limiting the generality thereof, participations issued by an investment company as defined in the Investment Company Act of 1940, as from time to time amended; bonds, notes, and debentures, secured or unsecured; mortgages on real or personal property, conditional sales contracts; and real estate and leases.

             (c) The Trustee may invest and reinvest the principal and income of the Trust through any common or collective trust fund or pooled investment fund maintained by the Trustee for the collective investment of funds held by it in a fiduciary capacity. The provisions of the document governing any such common or collective trust fund as it may be amended from time to time shall govern any investment therein and are hereby made a part of this Trust Agreement. The Trustee may from time to time withdraw from such common, collective or pooled fund all or such part of the Trust as the Trustee may deem advisable.

             (d) The Trustee may commingle for investment all or any part of the funds of the Trust with funds of other trusts entitled to tax exemption under section 501(a) of the Internal Revenue Code established by the Company or any company directly or indirectly controlling, controlled by, or under common control with the Company; provided that records are at all times maintained of the portion of the commingled funds properly allocable to each trust.

             (e) The Trustee may invest and reinvest the principal and income of the Trust by investing in an annuity contract or contracts (including any agreement or agreements supplemental thereto) issued by an insurance company.

             (f) The Trustee may engage in the writing, sale and buying in, of covered call option contracts; and may acquire and exercise options to purchase or sell securities or other assets.

             (g) The Trustee may invest and reinvest the principal and income of the Trust in stock, securities, or real property of the Company or any company directly or indirectly controlling, controlled by, or under common control with the Company. Notwithstanding the foregoing provisions of this section to the contrary, if the Plan is an eligible individual account plan within the meaning of the Employee Retirement Income Security Act, the Trustee is authorized to invest all or any part of the principal and income of the Trust in qualifying employer securities or qualifying employer real property, without regard to any lack of diversification effected thereby.

             (h) If qualifying employer securities or qualifying employer real property are purchased or sold as an investment of the Trust from or to a disqualified person or party in interest, as those terms are used in the Employee Retirement Income Security Act, and if there is no generally recognized market for such securities or property, the purchase shall be for not more than fair market value and the sale shall be for not less than fair market value, as determined in good faith by the Trustee.

             (i) The Trustee may invest and reinvest principal and income of the Trust in deposits (including savings accounts, savings certificates, and similar interest-bearing instruments or accounts) in itself or its affiliates, provided such deposits bear a reasonable rate of interest.

             (j) The Trustee may lend any securities or security from time to time constituting a part of the Trust Fund in exchange for such consideration and upon such terms and conditions as the Trustee deems appropriate. In any such transaction the Trustee may transfer legal title to the securities being loaned to the obligor, and may permit the obligor to return to the Trust securities that are identical (but not necessarily evidenced by the same certificates) to those transferred to it by the Trustee hereunder.

             (k) The Trustee may purchase and sell financial futures contracts in transactions executed through a generally recognized commodities or securities exchange.

             Sec. 4.2 Appointment of Investment Adviser as Investment Manager. The Company may appoint one or more parties that are registered as investment advisers under the Investment Advisers Act of 1940 to serve as an investment manager as defined in the Employee Retirement Income Security Act. The appointment of any such investment manager and investment of the Trust Fund pursuant to such appointment shall be subject to the following, notwithstanding any provisions of this Trust Agreement to the contrary:

             (a) Written notice of each such appointment shall be given to the Trustee a reasonable time in advance of the effective date of the appointment. Such notice shall state what portion of the Trust Fund is to be invested by the investment manager and shall direct the Trustee to segregate such portion of the Trust Fund into a separate account for such investment manager. Each such separate account is hereinafter in this section referred to as an Investment Account.

             (b) The Trustee shall not act on any direction or instruction of the investment manager until the Trustee has been furnished with an acknowledgement in writing by the investment manager that it is a fiduciary with respect to the Plan.

             (c) There shall be a written agreement between the Company and each investment manager. The Trustee shall receive a copy of each such agreement and all amendments thereto and shall given written acknowledgement of receipt of same.

             (d) Among other matters, each such agreement with an investment manager shall provide that:

                  (1)  all directions given by an investment
             manager to the Trustee shall be in writing, signed by an officer or partner of the investment manager or by such other person as may be designated in writing by the investment manager; provided that the Trustee shall accept oral directions for the purchase or sale of securities, which shall be confirmed by such authorized personnel of the investment manager in writing;

                  (2) all settlement of purchases and sales shall be in the city where the Trustee is located, or such other place as the Trustee may direct;

                  (3)  in all events the Trustee is to retain
             physical custody of or title to all assets included in an Investment Account; and

                  (4)  the Company, by written notice to the
             investment manager and the Trustee, may modify or terminate the authority of the investment manager.

             (e) Payment of the cost of the acquisition, sale or exchange of any security or other property for an Investment Account shall be charged to that Investment Account unless the agreement between the Company and investment manager provides otherwise.

             (f) So long as the appointment of an investment manager is in effect, the investment manager shall have full power and authority to direct the Trustee as to, and full responsibility for, investment of its Investment Account and for the retention and disposition of any assets at any time included in its Investment Account. Subject to any limitations in the agreement between the Company and the investment manager, the investment manager shall have the same investment discretion as is accorded the Trustee under Sec. 4.1 hereof. The Trustee shall invest any portion of an Investment Account that would otherwise beheld in cash.

             (g) Unless the written agreement between the Company and investment manager expressly provides to the contrary, the Trustee shall have the voting power with respect to all stocks and other securities in the Investment Account.

             (h) The Trustee shall make available to an investment manager copies of or extracts from such portion of its accounts, books, or records relating to the Investment Account of such investment manager as the Trustee may deem necessary or appropriate in connection with the exercise of the investment manager's function, or as the Company may direct.

             (i) All charges (other than those covered in subsection (e) hereof) against each Investment Account shall be made in such proportions as the Company may direct from time to time.

             (j) If the authority of an investment manager is terminated and a successor investment manager is not appointed, the assets held in its Investment Account may or may not continue to be segregated, as the Trustee may determine. Until receipt of written notice of the termination of the authority of an investment manager, the Trustee shall be fully protected in assuming the continuing authority of such investment manger.

             (k) Any direction by an investment manager shall be complete as to the terms with respect thereto, it being intended that the Trustee shall have no obligation whatsoever to invest or otherwise manage any assets of an Investment Account.

             (l) An investment manager shall be entitled to receive such reasonable compensation for its services as may be agreed upon with the Company. Such compensation shall be paid from the Trust Fund if not paid directly by the Company. The Trustee shall not be responsible for determining the reasonableness of any compensation to be paid to an investment manager.

             (m) The Company agrees to indemnify the Trustee for and to hold it harmless against any and all liabilities, losses, costs, or expenses (including legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by, or asserted against the Trustee at any time by reason of actions taken in accordance with directions of an investment manager or action omitted because no such directions are given. However, no indemnification shall be required in any case in which such liabilities, losses, costs, or expenses are incurred by the Trustee because it participated knowingly in, or knowingly undertook to conceal, an act or omission of an investment manager, knowing such act or omission was a breach of fiduciary duty by said investment manager.

             Sec. 4.3 Appointment of Insurance Company as Investment Manager. The Company may appoint one or more insurance companies that meeting the requirements of Section 3(38) of the Employee Retirement Income Security Act to serve as an investment manager as defined in said Act. The appointment of any such investment manager and investment of the Trust Fund pursuant to such appointment shall be subject to the following, notwithstanding any provisions of this Trust Agreement to the contrary:

             (a) Written notice of each such appointment shall be given to the Trustee a reasonable time in advance of the effective date of the appointment.

             (b) The Company shall determine the terms of each contract to be entered into between such insurance company and the Trustee (including any agreement or agreements supplemental thereto) pursuant to which investment management services shall be performed by the insurance company. On written direction of the Company, the Trustee shall make application for each such contract and shall hold the contract as an asset of the Trust Fund.

             (c) The Trustee shall pay such premiums to the insurance company pursuant to such contract as may be directed in writing by the Company; provided, however, that except in the case of a "guaranteed benefit policy" as defined in Section 401(b)(2) of the Employee Retirement Income Security Act, no such payment shall be made until the Trustee has been furnished with an acknowledgment in writing by the insurance company that it is a fiduciary with respect to the Plan.

             (d) Except as otherwise agreed in writing by the Trustee and the Company, the Trustee shall take only such actions as contractholder of such contract as may be directed in writing by the Company.

             (e) Any direction by the Company with respect to such contract shall be complete as to the terms with respect thereto, it being intended that the Trustee shall have no discretion whatsoever with respect to the provisions of such contract or actions taken pursuant thereto.

             (f) The Company agrees to indemnify the Trustee for and to hold it harmless against any and all liabilities, losses, costs, or expenses (including legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by, or asserted against the Trustee at any time by reason of actions taken in connection with any such contract in accordance with directions of the Company or action omitted because no such directions are given. However, no such indemnification shall be required in any case in which such liabilities, losses, costs, or expenses are incurred by the Trustee because it participated knowingly in, or knowingly undertook to conceal, an act or omission of an insurance company acting as investment manager, knowing such act or omission was a breach of fiduciary duty by said insurance company.

             Sec. 4.4 Directions of a Named Fiduciary. The Company, with the approval of the Trustee, may designate one or more Named Fiduciaries that shall have authority to direct the Trustee as to the investment and reinvestment of all or a part of the Trust Fund. The designation of any such Named Fiduciary and investment of the Trust Fund pursuant to such designation shall be subject to the following, notwithstanding any provisions hereof to the contrary:

             (a) Written notice of each such appointment shall be given to the Trustee a reasonable time in advance of the effective date of the appointment. Such notice shall state what portion of the Trust Fund is to be invested by the Named Fiduciary and shall direct the Trustee to segregate such portion of the Trust Fund into a separate account for such Named Fiduciary. Each such separate account is referred to in this section as a Named Fiduciary Account.

             (b) All directions given by a Named Fiduciary to the Trustee shall be in writing, signed by the duly authorized person or persons as evidenced by a certificate furnished pursuant to Section 1.4; provided that the Trustee shall accept oral directions for the purchase or sale of securities which shall be confirmed by such authorized personnel in writing.

             (c) All settlement of purchases and sales are to be in the city where the Trustee is located, or such other place as the Trustee may direct.

             (d) In all events the Trustee is to retain physical custody of or title to all assets comprising a Named Fiduciary Account.

             (e) The Company by written notice to the Named Fiduciary and the Trustee may terminate the authority of the Named
        Fiduciary as to investments.

             (f) Payment of the cost of the acquisition, sales, or exchange of any security for a Named Fiduciary Account shall be charged to such Account.

             (g) So long as the appointment is in effect of a Named Fiduciary who has authority to direct the Trustee as to investment of a Named Fiduciary Account, the Named Fiduciary shall have full power and authority to direct the Trustee as to, and full responsibility for, investment of its named Fiduciary Account and for the retention and disposition of any assets at any time included in its Named Fiduciary Account. The Named Fiduciary shall have the same investment discretion as is accorded the Trustee under Sec. 4.1 hereof. The Trustee shall invest any portion of a Named Fiduciary Account that would otherwise be held in cash.

             (h) The Trustee shall have the voting power with respect to all stocks and other securities in a Named Fiduciary Account except to the extent written directions by the Company to the Trustee grant voting power to the Named Fiduciary.

             (i) The Trustee shall make available to a Named Fiduciary copies of or extracts from such portion of its accounts, books, or records relating to the Named Fiduciary Account of such Named Fiduciary as the Trustee may deem necessary or appropriate in connection with the exercise of the named Fiduciary's function, or as the Company may direct.

             (j) All charges (other than those covered in subsection (f) above) against each Named Fiduciary Account shall be made in such proportions as the Company may direct from time to time.

             (k) If the authority of a Named Fiduciary is terminated and a successor Named Fiduciary is not appointed, the assets held in its Named Fiduciary Account may or may not continue to be segregated as the Trustee may determine. Until receipt of written notice of the termination of the authority of a Named Fiduciary, the Trustee shall be fully protected in assuming the continuing authority of such Named Fiduciary.

             (l) Any direction by a Named Fiduciary shall be complete as to its terms, it being intended that the Trustee shall have no obligation whatsoever to invest or otherwise manage any assets of a Named Fiduciary Account.

             (m) The Trustee shall follow all proper directions of the Named Fiduciary which are made in accordance with the terms hereof and which are not contrary to Title I of ERISA.

             (n)  If the fair market value of an asset in a Named
        Fiduciary Account is not available when necessary for accounting and reporting purposes, the fair value of the asset shall be determined in good faith by the Named Fiduciary, assuming an orderly liquidation at the time of such determination.

             (o) The Company agrees to indemnify the Trustee for and to hold it harmless against any and all liabilities, losses, costs, or expenses (including legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by, or asserted against the Trustee at any time by reason of actions taken in accordance with directions of a Named Fiduciary in connection with a Named Fiduciary Account or action omitted because no such directions are given. However, no such indemnification shall be required in any case in which such liabilities, losses, costs or expenses are incurred by the Trustee because it participated knowingly in, or knowingly undertook to conceal, an act or omission of a Named Fiduciary, knowing such act or omission was a breach of a fiduciary duty by such Named Fiduciary.

             Sec. 4.5 Investment Funds. The following provisions shall apply to directions by Participants and Beneficiaries of the investment of their Accounts:

             (a) The Company may in its discretion authorize from time to time the establishment of Investment Funds which are limited to a particular class of investment within the investments authorized under Sec. 4.1. The Company may also terminate Investment Funds or merge an Investment Fund into another Investment Fund.

             (b) The Trustee may invest each Investment Fund in any property authorized under Sec. 4.1 which is within the class of investments authorized for the particular Investment Fund, including but not limited to investments through common or collective trust funds or pooled investment funds maintained by the Trustee as described in Sec. 4.1.

             (c) Income and proceeds on sales of investments of each Investment Fund shall be reinvested in the same Fund. The Trustee may, in its discretion, maintain in cash such part of the assets of each Investment Fund as it shall consider necessary or desirable for the proper administration of such fund, and may deposit any uninvested funds with itself or its affiliates pursuant to Sec. 4.1(i).

             (d) Any income, loss or expense with respect to the investments held for each Account, and any contributions or distributions with respect to such Account, shall be separately charged or credited, as the case may be, to that Account. The Trustee shall account separately for each Account.

             Sec. 4.6 Purchase of Insurance Policies on Lives of Participants. If the Plan provides for the purchase of a life insurance policy or annuity contract on the life of a Participant, the Trustee shall make such purchases on written direction of the Company. Each such direction shall be complete with respect to the terms of the purchase.
   The Company shall give written direction as to any subsequent action to be taken with respect to each such policy or contract, it being intended that the Trustee shall have no discretion with respect thereto.

             Sec. 4.7 Loans to Participants. The Trustee shall make loans to Participants on written direction of the Company. Each such direction shall be complete with respect to the terms of the loan, it being intended that the Trustee shall have no discretion with respect thereto.


                                    ARTICLE V
                                   CO-TRUSTEES

             Sec. 5.1 Co-trustees. With the written consent of the Trustee (including all persons, corporate or individual, then serving as Trustee if there be more than one), an additional person or persons may be appointed by the Company as co-trustee or co-trustees. Before the appointment of any such persons shall be effective, the Trustee shall be furnished with written evidence satisfactory to it of the appointment of such person as co-trustee and of such person's acceptance of the trusteeship. Except as otherwise clearly indicated by the context, the word "Trustee" when used in this Trust Agreement shall include and refer to all co-trustees in office at the time.

             Sec. 5.2 Title. Except as provided in Sec. 3.3 hereof or in an agreement entered into pursuant to Sec. 5.3 hereof, if more than one person is serving as Trustee of the Trust Fund, title to all assets of the Trust Fund shall vest jointly in all of the co-trustees.

             Sec. 5.3 Responsibility With Respect to Co-trustee. If the assets of the Trust Fund are held by co-trustees, each shall use reasonable care to prevent a co-trustee from committing a breach of fiduciary responsibility. Except as otherwise expressly provided in this Trust Agreement co-trustees shall jointly manage and control the assets of the Trust Fund; provided, however, that by unanimous agreement the co-trustees may allocate specific responsibilities, obligations, or duties among themselves. Such allocation may be made with respect to responsibility for investing the assets of the Trust Fund, responsibility with respect to custody of the assets of the Trust Fund, responsibility with respect to disbursement of the Trust Fund, responsibility with respect to the keeping of records, record maintenance and the preparation of accountings, and responsibility with respect to the exercise of any of the powers set forth in Sec. 3.2 hereof. The co-trustees shall give the Company prompt written notification of any such allocation and of the revocation thereof.

             Sec. 5.4 Exercise of Powers. If co-trustees are acting hereunder, they shall hold such meetings, upon such notice, at such places, and at such times as they may determine. A majority of the co-trustees at any time acting shall constitute a quorum. Except with respect to specific responsibilities, obligations, or duties allocated pursuant to agreement under Sec. 5.3 hereof, all actions of the co-trustees shall be taken or authorized at a meeting by vote of a majority of the co-trustees, or by written authorization of a majority of the co-trustees. Written minutes of meetings shall be kept. The co-trustees may authorize any one or more of their number to execute or deliver any receipt or other instrument on behalf of the Trustee or to perform any ministerial function of the Trustee hereunder. No co-trustee who at the time is a participant or beneficiary under the Plan shall vote or otherwise participate in the consideration or determination of the Trustee with respect to any matters solely concerning the rights or interests of such co-trustee as participant or beneficiary.

             Sec. 5.5 Disability of Co-trustee. If any co-trustee acting hereunder is, in the opinion of the other co-trustee or co-trustees then acting, mentally or physically incapacitated from performing the duties of the trusteeship, such other co-trustee or co-trustees shall have full power and authority to exercise all powers, duties, authorities, and discretions granted the Trustee herein while such incapacity continues.

             Sec. 5.6 Bonding. Any individual appointed as Trustee hereunder shall give such bond for the faithful performance of duty hereunder as the Company shall require. The premium therefor shall be paid from the Trust Fund if not paid directly by the Company, and shall constitute a lien upon the Trust Fund until paid.


                                   ARTICLE VI
                                CHANGE IN TRUSTEE

             Sec. 6.1 Resignation. The Trustee (or any co-trustee) may resign at any time by giving thirty days' advance written notice to the Company (and to the other co-trustees then in office, if any), or such shorter period of time as may be mutually agreed upon by the Company and Trustee.

             Sec. 6.2 Removal. The Company may remove any Trustee (or any co-trustee) by giving thirty days' advance written notice to the person being removed (and to the other co-trustees then in office, if any), or such shorter period of time as may be mutually agreed upon by the Company and the Trustee.

             Sec. 6.3 Successor. In the event of the resignation or removal of a Trustee, the Company shall promptly appoint a successor; provided that if a co-trustee is removed no successor need be appointed, and, if one is appointed, such appointment shall be made pursuant to the provisions of Sec. 5.1 hereof. If no appointment of a successor is made by the Company within a reasonable time after resignation or removal of a sole Trustee, any court of competent jurisdiction may appoint a successor, after such notice, if any, solely to the Company and the retiring Trustee, as such court may deem proper and suitable. The retiring sole Trustee shall be furnished with written notice from the Company or the court, as the case may be, of the appointment of the successor, and shall also be furnished with written evidence of the successor's acceptance of the trusteeship. Only then shall the retiring sole Trustee cease to be Trustee.

             Sec. 6.4 Duties on Succession. Every successor Trustee accepting a trusteeship under this Trust Agreement shall have all the right, title, powers, duties, exemptions, and limitations of the predecessor Trustee hereunder. No predecessor Trustee shall have any right, title, or interest in the Trust Fund except as hereinafter provided in the case of the replacement of a sole Trustee. If a Trustee being replaced is then the sole Trustee hereunder, such Trustee shall, upon the appointment and acceptance of a successor Trustee, transfer and deliver the assets of the Trust Fund to the successor, after reserving such reasonable amount as it shall deem necessary to provide for its fees and expenses and any sums chargeable against the Trust Fund for which it may be liable. Any predecessor Trustee shall do all acts necessary to vest title of record in the successor Trustee. If any assets in the Trust Fund have been invested in a common or collective trust fund, the predecessor shall cause such investment to be liquidated at the earliest practical time after notice has been given or received by the predecessor of the resignation or removal. No person becoming a Trustee hereunder shall be in any way liable or responsible for anything done or omitted to be done by any Trustee prior to such person's acceptance of the trusteeship, nor shall such person have any duty to examine the administration of the Trust prior to such acceptance.

             Sec. 6.5 Changes in Organization of Trustee. If any corporate trustee acting hereunder is merged with another corporation or association, or is succeeded by another corporation or association, through consolidation or otherwise, the acquiring corporation or association shall thereupon become Trustee hereunder. If any corporate trustee acting hereunder sells and transfers substantially all of its assets and business to another corporation or association, the acquiring corporation or association shall thereupon become Trustee hereunder. When authorized by statute or court order any corporate trustee acting hereunder may permit itself to be succeeded as such corporate trustee by another corporation or association in which case the acquiring corporation or association shall thereupon become Trustee hereunder. In each case the acquiring corporation or association shall be Trustee of the Trust as though specifically so named herein. Notwithstanding the foregoing provisions of this section, an acquiring corporation or association shall become Trustee hereunder only if it has trust powers and is formed under the laws of the United States of America or any subdivision thereof.


                                   ARTICLE VII
                                  MISCELLANEOUS

             Sec. 7.1 Benefits May Not Be Assigned or Alienated. Except as otherwise expressly permitted by the Plan or required by law, the interests of persons entitled to benefits under the Plan or this Trust Agreement may not in any manner whatsoever be assigned or alienated, whether voluntarily or involuntarily, or directly or indirectly.

             Sec. 7.2 Incompetent Payee. If in the opinion of the Company a person to whom the Trustee is directed to make one or more payments is disabled from caring for his or her affairs because of mental condition, physical condition, or age, payment due such person may be made to such person's guardian, conservator, or other legal personal representative upon furnishing the Trustee with evidence satisfactory to the Trustee of such status. Prior to the furnishing of such evidence, the Trustee may make payments due the person under disability, for such person's use and benefit, to any person or institution then in the opinion of the Trustee caring for or maintaining the person under disability. The Trustee shall have no liability with respect to payments so made. The Trustee shall have no duty to make inquiry as to the competence of any person to whom it is directed to make payment.

             Sec. 7.3 Evidence. Evidence required of anyone under this Trust Agreement may be by certificate, affidavit, document, or other instrument which the person acting in reliance thereon considers to be pertinent and reliable, and to be signed, made, or presented by the proper party.

             Sec. 7.4 Dealings of Others With Trustee. No person (corporate or individual) dealing with the Trustee shall be required to see to the application of any money paid or property delivered to the Trustee or to determine whether the Trustee is acting pursuant to any authority granted to it under this Trust Agreement.

             Sec. 7.5 Insurance Company Not Party. No insurance company that issues a contract held by the Trustee shall be construed to be a party to this Trust Agreement, nor shall it have any responsibility for the validity of this Trust Agreement. An insurance company to which an application may be submitted by the Trustee may accept such application and shall have no duty to make any investigation or inquiry regarding the authority of the Trustee to make such application or any amendment thereto or to inquire as to whether a person on whose life any contract is to be issued is entitled to such contract under the Plan.

             Sec. 7.6 Audits. The Company shall have the right to cause the books, records, and accounts of the Trustee that relate to the Plan to be examined and audited by independent auditors designated by the Company at such times as the Company may determine, and the Trustee shall make such books, records, accounts available for such purposes at all reasonable times.

             Sec. 7.7 Trustee Warranty Against Conviction. A person accepting trusteeship hereunder warrants that such person has not been convicted of or imprisoned for a crime preventing such person under the provisions of the Employee Retirement Income Security Act from serving as Trustee hereunder.

             Sec. 7.8 Successors. The provisions of this Trust Agreement shall be binding on the Company and its successors. If a successor to the Company or a purchaser of all or substantially all of the Company's assets elects to continue the Plan, such successor or purchaser shall be substituted for the Company under this Trust Agreement.

             Sec. 7.9 Waiver of Note. Any notice required under this Trust Agreement may be waived by the person entitled thereto.

             Sec. 7.10 Headings. Headings at the beginning of articles and sections are for convenience of reference, shall not be considered a part of this Trust Agreement, and shall not influence its construction.

             Sec. 7.11 Use of Compounds of Word "Here". Use of the words "hereof," "herein," "hereunder," or similar compounds of the word "here" shall mean and refer to the entire Trust Agreement unless the context clearly indicates otherwise.

             Sec. 7.12 Construed as a Whole. The provisions of this Trust Agreement shall be construed as a whole in such manner as to carry out the provisions thereof and shall not be construed separately without relation to the context.

             Sec. 7.13 Counterparts. This Trust Agreement may be executed in any number of counterparts, each of which shall be deemed an original. Such counterparts shall constitute but one and the same instrument, which may be sufficiently evidenced by any one counterpart.


                                  ARTICLE VIII
                            AMENDMENT AND TERMINATION

             Sec. 8.1 No Diversion. The Trust Fund shall be for the exclusive purpose of providing benefits to participants under the Plan and their beneficiaries and defraying reasonable expenses of administering the Plan. Such expenses may include premiums for the bonding of Plan officials required by the Employee Retirement Income Security Act. No part of the corpus or income of the Trust Fund may be used for, or diverted to, purposes other than for the exclusive benefit of employees of the Company or their beneficiaries. Notwithstanding the foregoing:

             (a) If any contribution or portion thereof is made by the Company by a mistake of fact, the Trustee shall, upon written request of the Company, return such contribution or portion thereof to the Company within one year after the payment of the contribution to the Trustee; however, earnings attributable to such contribution or portion thereof shall not be returned to the Company but shall remain in the Trust Fund, and the amount returned to the Company shall be reduced by any losses attributable to such contribution or portion thereof.

             (b) Contributions by the Company are conditioned upon initial qualification of the Plan under Code section 401(a). If the Plan receives an adverse determination with respect to such initial qualification, the Trustee shall, upon written request of the Company, return the amount of such contribution to the Company within one year after the date of denial of qualification of the Plan. For this purpose, the amount to be so returned shall be contributions actually made, adjusted for the investment experience of, and any expenses chargeable against, the portion of the Trust Fund attributable to the contributions actually made.

             (c) Contributions by the Company are conditioned upon the deductibility of each contribution under Code section 404. To the extent the deduction is disallowed, the Trustee shall return such contribution to the Company within one year after the disallowance of the deduction; however, earnings attributable to such contribution (or disallowed portion thereof) shall not be returned to the Company but shall remain in the Trust Fund, and the amount returned to the Company shall be reduced by any losses attributable to such contribution (or disallowed portion thereof).

   In the case of any such return of contributions, the Company shall cause such adjustment to be made to the Accounts of Participants as it considers fair and equitable under the circumstances.

             Sec. 8.2 Amendment. Subject to the provisions of Sec. 8.1 hereof, this Trust Agreement may be amended at any time or from time to time and in any manner by written agreement of the Trustee and the Company, and the provisions of any such amendment may be made applicable to the Trust Fund as constituted at the time of the amendment as well as to the part of the Trust Fund subsequently acquired.

             Sec. 8.3 Termination of Plan. If the Plan is terminated, this Trust shall nevertheless continue in effect until the Trust Fund has been distributed in accordance with the provisions of the Plan pursuant to directions under Sec. 3.1(c) hereof.

             Sec. 8.4 Transfer to Other Funding Agency. If pursuant to directions under Sec. 3.1(c) hereof the entire Trust Fund is transferred to a funding agency for the Plan that is not a Trustee, this Trust shall thereupon terminate.

             IN WITNESS WHEREOF, the Company and Trustee have caused this Trust Agreement to be executed by their duly authorized officials as of the day and year first above written.

                                      HYPRO CORPORATION



                                      By    /s/ Ralph Gotto
                                           Its Chief Financial Officer

   (Corporate Seal)

                                      And   /s/ W. Ted Dudley
                                           Its President


                                      AMERICAN NATIONAL BANK AND
                                         TRUST COMPANY



                                      By    /s/ Arnold H. Heinsohn
                                           Its Trust Officer

   (Corporate Seal)

                                      And   /s/ Dean A. Junkans
                                           Its Trust Officer


   STATE OF MINNESOTA  )
                       )  SS
   COUNTY OF RAMSEY    )


             On this 26th day of February, 1992, before me personally appeared W. Ted Dudley and Ralph Gotto, to me personally known, who, being each by me duly sworn, did say that they are respectively the President and Chief Financial Officer of HYPRO CORPORATION, the Company named in the foregoing instrument, and that said instrument was signed in behalf of said Company pursuant to authority duly conferred on them by the Company, and they acknowledged said instrument to be the free act and deed of said Company.



                                       /s/ Rita Kaiser

                                      Notary Public, Wright County, Minnesota
                                      My commission expires August 11, 1994

   STATE OF MINNESOTA  )
                       )  SS
   COUNTY OF RAMSEY    )

             On this 27th day of February, 1992, before me personally appeared Arnold H. Heinsohn and Dean A. Junkans, to me personally known, who, being each by me duly sworn, did say that they are respectively the Trust Officer and Trust Officer of AMERICAN NATIONAL BANK AND TRUST COMPANY, the Trustee named in the foregoing instrument, and that the seal affixed to said instrument is the corporate seal of said Trustee, and that said instrument was signed and sealed on behalf of said Trustee by authority of its Board of Directors, and they acknowledged said instrument to be the free act and deed of said Trustee.



                                       /s/ Carole A. Lorenzi

                                      Notary Public, Ramsey County, Minnesota
                                      My commission expires July 23, 1997

   This document was drafted :

   Faegre & Benson
   2200 Norwest Center
   Minneapolis, Minnesota  55402